EXHIBIT 16.1


                                DiRocco & Dombrow
                            3601 West Commercial Blvd
                                    Suite 39
                                 Fort Lauderdale
                                  Florida 33309



                                                              September 11, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We were engaged as the principal accountants for HIV-VAC, Inc. (the "Company") in 1998 and on December 15, 2001 we reported on the consolidated financial statements of the Company as of September 30, 2001 and 2000 and for the years then ended. On September 11, 2002, we were informed that we were dismissed as the principal accountants for the Company. We have read the Company's statements included pursuant to Item 4 in its Form 8-K Current Report dated September 11, 2002. At the request of the Company, we hereby state that we agree with the statements included in the second and third paragraphs of Item 4 of the Form 8-K that relate to our firm.



                                                Very truly yours,


                                              /s/ DiRocco & Dombrow